Exhibit 99.1

Healthcare Triangle Completes Share Issuances Relating to Legacy M&A Transactions, Strengthening Compliance With Nasdaq’s New $5 Million Market Value Listing Standard

Common shares outstanding increase to 14,644,322 following the closing of two previously approved transactions, providing added cushion under Nasdaq’s newly effective Market Value of Listed Securities (MVLS) requirement

PLEASANTON, Calif. — July 29, 2026 — Healthcare Triangle, Inc. (Nasdaq: HCTI) (“HCTI” or the “Company”), a leader in digital transformation, artificial intelligence, and cloud-infrastructure solutions for healthcare and life sciences organizations, today reported that, on July 24, 2026, it completed the issuance of an aggregate of 12,546,540 shares of common stock in connection with two previously shareholder-approved transactions: the closing of its acquisition involving Teyame AI LLC and related parties (the “Teyame Transaction”), and a Share Exchange Agreement with SecureKloud Technologies Ltd. Following these issuances, the Company’s total shares of common stock outstanding as of the close of business on July 28, 2026 was 14,644,322.

Supporting Compliance With Nasdaq’s New Continued Listing Standard

On July 22, 2026, the U.S. Securities and Exchange Commission approved a new Nasdaq continued listing requirement establishing a minimum Market Value of Listed Securities (“MVLS”) of $5 million, applicable to all companies listed on Nasdaq.

The increase in HCTI’s outstanding share count resulting from the Teyame Transaction and SecureKloud Share Exchange (together, the “Legacy Transactions”) meaningfully increases the Company’s Market Value of Listed Securities. As of July 28, 2026 the Company’s MVLS was approximately $23,870,244, based on a closing price of the Company’s sock of $1.63 per share on such date, providing the Company with a substantially strengthened compliance position under the new standard.

This press release does not constitute confirmation from Nasdaq of the Company’s compliance status under the new MVLS requirement; compliance determinations are made by Nasdaq based on the Company’s daily closing bid price and total shares listed.

Management Commentary

David Ayanoglou, Chief Financial Officer of Healthcare Triangle, said:

“The completion of the Legacy Transactions marks an important step in HCTI’s growth strategy. These issuances also meaningfully strengthen our position under Nasdaq’s new listing standard, giving our shareholders added confidence in the Company’s continued listing on the Nasdaq Global Market.”

About Healthcare Triangle, Inc. (Nasdaq: HCTI)

Healthcare Triangle, Inc. delivers advanced digital transformation, artificial intelligence, and cloud-infrastructure solutions for healthcare providers, payers, and life sciences organizations. HCTI strengthens healthcare delivery through enhanced security, compliance, data analytics, and operational efficiency.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements regarding HCTI’s Market Value of Listed Securities, continued Nasdaq listing compliance, and the effects of the Teyame Transaction and SecureKloud Share Exchange. Forward-looking statements are identified by words such as “intends,” “estimates,” “anticipates,” “believes,” “expects,” “plans,” “target,” and similar expressions and their negatives. These statements are based on current expectations and assumptions and are subject to risks and uncertainties — including fluctuations in HCTI’s stock price, changes in shares outstanding, and Nasdaq’s application of its listing standards — that could cause actual results, including HCTI’s continued listing status, to differ materially. Compliance with Nasdaq’s MVLS requirement is determined by Nasdaq and depends on the Company’s closing bid price and total shares listed over time, which are outside the Company’s control. For additional discussion of risks, see HCTI’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission at www.sec.gov, particularly the section entitled “Risk Factors.” The Company undertakes no obligation to update these statements except as required by law.

Investor Relations & Capital Markets Contact

Healthcare Triangle, Inc. (Nasdaq: HCTI)

1-800-617-9550

ir@healthcaretriangle.com